UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2014

CVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

California	0-10140	95-3629339
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

701 North Haven Avenue, Ontario, California	91764
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 980-4030

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Retirement of Chairman of the Board

On March 19, 2014, CVB Financial Corp. and its principal subsidiary, Citizens Business Bank (together, the “Company”), announced today that Ronald O. Kruse has decided to retire as Chairman of the Board, effective immediately. He will subsequently retire as a member of the Board of Directors, effective at the conclusion of the Company’s annual meeting of shareholders on May 22, 2014. Mr. Kruse informed the Board of Directors of his decision at its monthly meeting earlier today.

(d) Appointment of New Chairman and Vice Chairmen of the Board

The Company also announced on March 19, 2014 that the Board of Directors has elected D. Linn Wiley as the new Chairman of the Board and elected George A. Borba, Jr. and Raymond V. O’Brien III as new Vice Chairmen of the Board.

The press release announcing Mr. Ronald O. Kruse’s retirement and the appointment of Mr. D. Linn Wiley as Chairman of the Board is attached as an exhibit to this 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated March 19, 2014, announcing the retirement of Ronald O. Kruse and the appointment of D. Linn Wiley as Chairman of the Board of CVB Financial Corp. and its subsidiary, Citizens Business Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVB FINANCIAL CORP. (Registrant)

Date: March 19, 2014	By:	/s/ Richard C. Thomas
Richard C. Thomas
Executive Vice President and Chief Financial Officer

Exhibit Index

99.1	Press Release dated March 19, 2014, announcing the retirement of Ronald O. Kruse and the appointment of D. Linn Wiley as Chairman of the Board of CVB Financial Corp. and its subsidiary, Citizens Business Bank.